Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 13, 2013, among Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), the entities listed on Appendix A hereto (the “Guarantors”), each a subsidiary of the Company, and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, PNK Finance Corp., a former wholly-owned subsidiary of the Company formed as a Delaware corporation (“Escrow Issuer”), has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 5, 2013, providing for the issuance of 6.375% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Notes were issued and sold in connection with the Acquisition;

WHEREAS, on the date hereof, the Company consummated the Acquisition and, following the consummation of the Acquisition, Escrow Issuer merged with and into the Company, with the Company as the surviving Person;

WHEREAS, pursuant to this Supplemental Indenture, the Company will expressly assume the due and punctual payment of the principal of, and premium, if any, and interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and the Indenture and the Registration Rights Agreement on the part of Escrow Issuer to be performed or observed, and the Guarantors shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture, all on the terms set forth herein (the “Guaranty”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF OBLIGATIONS. The Company hereby assumes the due and punctual payment of the principal of, and premium, if any, and interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and the Indenture and the Registration Rights Agreement on the part of Escrow Issuer to be performed and observed and hereby joins and becomes a party to and is hereby bound by all other applicable provisions of the Indenture and the Notes.

3. GUARANTY. Each of the Guarantors hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes

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by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE COMPANY:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	President and Chief Financial Officer

THE TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

THE GUARANTORS:

PNK (SAZ), LLC, a Texas limited liability company;
PNK (SAM), LLC, a Texas limited liability company;
BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company;
BOOMTOWN, LLC, a Delaware limited liability company;
PNK (ES), LLC, a Delaware limited liability company;
PNK (RENO), LLC, a Nevada limited liability company;
PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company;
PNK (STLH), LLC, a Delaware limited liability company;
PNK (ST. LOUIS RE), LLC, a Delaware limited liability company;
PNK DEVELOPMENT 7, LLC, a Delaware limited liability company;
PNK DEVELOPMENT 8, LLC, a Delaware limited liability company;
PNK DEVELOPMENT 9, LLC, a Delaware limited liability company;
PNK (OHIO), LLC, an Ohio limited liability company;
PNK (RIVER CITY), LLC, a Missouri limited liability company;
and
CASINO MAGIC, LLC, a Minnesota limited liability company

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (OHIO) II, LLC, an Ohio limited liability company; and
PNK (OHIO) III, LLC, an Ohio limited liability company

By:	PNK (Ohio), LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

CASINO ONE CORPORATION, a Mississippi corporation

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

PNK (BILOXI), LLC, a Delaware limited liability company

By:	Casino Magic, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

LOUISIANA – I GAMING, a Louisiana Partnership in Commendam

By:	Boomtown, LLC
Its:	General Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resort Indiana, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole Manager

PNK (SCB), L.L.C., a Louisiana limited liability company

By:	PNK Development 7, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana partnership

By:	PNK Development 8, LLC
Its:	Managing Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

			By:	/s/ Carlos A. Ruisanchez
			Name:	Carlos A. Ruisanchez
			Title:	President and Chief Financial Officer

ACE GAMING, LLC, a New Jersey limited liability company; and
MITRE ASSOCIATES, LLC, a Delaware limited liability company

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

		By:	Casino Magic, LLC
		Its:	Sole Member

			By:	Pinnacle Entertainment, Inc.
			Its:	Sole Member

				By:	/s/ Carlos A. Ruisanchez
				Name:	Carlos A. Ruisanchez
				Title:	President and Chief Financial Officer

AREH MLK LLC, a Delaware limited liability company;
PSW PROPERTIES, LLC, a Delaware limited liability company;
AREP BOARDWALK PROPERTIES, LLC, a Delaware limited liability company; and
PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

By:	PNK (Biloxi), LLC
Its:	Sole Member

	By:	Casino Magic, LLC
	Its:	Sole Member

		By:	Pinnacle Entertainment, Inc.
		Its:	Sole Member

			By:	/s/ Carlos A. Ruisanchez
			Name:	Carlos A. Ruisanchez
			Title:	President and Chief Financial Officer

AMERISTAR CASINO BLACK HAWK, INC., a Colorado corporation;
AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation;
AMERISTAR CASINO ST. CHARLES, INC., a Missouri corporation;
AMERISTAR CASINO ST. LOUIS, INC., a Missouri corporation;
AMERISTAR CASINO KANSAS CITY, INC., a Missouri corporation;
AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation;
CACTUS PETE’S, INC., a Nevada corporation;
AMERISTAR CASINO LAS VEGAS, INC., a Nevada corporation; and
AMERISTAR CASINOS FINANCING CORP., a Nevada corporation

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	President

AMERISTAR EAST CHICAGO HOLDINGS, LLC, an Indiana limited liability company;
AMERISTAR CASINO SPRINGFIELD, LLC, a Massachusetts limited liability company;
AMERISTAR LAKE CHARLES HOLDINGS, LLC, a Louisiana limited liability company; and
AMERISTAR CASINO EAST CHICAGO, LLC, an Indiana limited liability company

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole manager

AMERISTAR CASINO LAKE CHARLES, LLC, a Louisiana limited liability company

By:	Ameristar Lake Charles Holdings, LLC, its sole member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole manager

APPENDIX A

List of Guarantors

1.	ACE Gaming, LLC, a New Jersey limited liability company
2.	AREH MLK LLC, a Delaware limited liability company
3.	AREP Boardwalk Properties LLC, a Delaware limited liability company
4.	Belterra Resort Indiana, LLC, a Nevada limited liability company
5.	Boomtown, LLC, a Delaware limited liability company
6.	Casino Magic, LLC, a Minnesota limited liability company
7.	Casino One Corporation, a Mississippi corporation
8.	Louisiana-I Gaming, a Louisiana Partnership in Commendam
9.	Mitre Associates LLC, a Delaware limited liability company
10.	OGLE HAUS, LLC, an Indiana limited liability company
11.	PNK (Baton Rouge) Partnership, a Louisiana partnership
12.	PNK (BILOXI), LLC, a Delaware limited liability company
13.	PNK (BOSSIER CITY), Inc., a Louisiana corporation
14.	PNK Development 7, LLC, a Delaware limited liability company
15.	PNK Development 8, LLC, a Delaware limited liability company
16.	PNK Development 9, LLC, a Delaware limited liability company
17.	PNK Development 13, LLC, a New Jersey limited liability company
18.	PNK (ES), LLC, a Delaware limited liability company
19.	PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company
20.	PNK (Ohio), LLC, an Ohio limited liability company
21.	PNK (Ohio) II, LLC, an Ohio limited liability company
22.	PNK (Ohio) III, LLC, an Ohio limited liability company
23.	PNK (Reno), LLC, a Nevada limited liability company
24.	PNK (River City), LLC, a Missouri limited liability company
25.	PNK (SAM), LLC, a Texas limited liability company
26.	PNK (SAZ), LLC, a Texas limited liability company
27.	PNK (SCB), L.L.C. , a Louisiana limited liability company
28.	PNK (ST. LOUIS RE), LLC, a Delaware limited liability company
29.	PNK (STLH), LLC, a Delaware limited liability company
30.	President Riverboat Casino-Missouri, Inc., a Missouri corporation
31.	PSW Properties LLC, a Delaware limited liability company
32.	Yankton Investments, LLC, a Nevada limited liability company
33.	Ameristar Casino Black Hawk, Inc., a Colorado corporation
34.	Ameristar Casino Council Bluffs, Inc., an Iowa corporation
35.	Ameristar Casino St. Charles, Inc., a Missouri corporation
36.	Ameristar Casino St. Louis, Inc., a Missouri corporation
37.	Ameristar Casino Kansas City, Inc., a Missouri corporation
38.	Ameristar Casino Vicksburg, Inc., a Mississippi corporation
39.	Cactus Pete’s, Inc., a Nevada corporation
40.	Ameristar Casino Las Vegas, Inc., a Nevada corporation
41.	Ameristar East Chicago Holdings, LLC, an Indiana limited liability company
42.	Ameristar Casino East Chicago, LLC, an Indiana limited liability company
43.	Ameristar Casino Springfield, LLC, a Massachusetts limited liability company
44.	Ameristar Casinos Financing Corp., a Nevada corporation
45.	Ameristar Casino Lake Charles, LLC, a Louisiana limited liability company
46.	Ameristar Lake Charles Holdings, LLC, a Louisiana limited liability company